                         GUARANTEE AND PLEDGE AGREEMENT

          GUARANTEE AND PLEDGE AGREEMENT dated as of April 1, 1997 between 3189503 Canada Ltd., a corporation duly organized and validly existing under the laws of Canada (the "GUARANTOR"); and 611852 SASKATCHEWAN LTD., a corporation duly organized under the laws of the Province of Saskatchewan ("SASKCO").

RECITALS

1. Canadian Forest Oil Ltd., a corporation duly organized under the laws of Alberta ("CANADIAN FOREST"), each of the Subsidiaries that becomes a party to the Credit Agreement as provided therein (individually a "SUBSIDIARY BORROWER" and collectively with Canadian Forest, the "BORROWERS") and Saskco are parties to a Second Amended and Restated Credit Agreement dated as of April 1, 1997 (as amended, restated, modified and supplemented or further restated and in effect from time to time, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans or the provision of Letters of Credit) by Saskco to the Borrowers in an aggregate principal or face amount not exceeding C$80,000,000.

2. All of the issued and outstanding shares of Canadian Forest are currently pledged to Saskco pursuant to a Guarantee and Pledge Agreement dated February 8, 1996 given by Atcor Resources Ltd. (then an indirect wholly-owned subsidiary of the Guarantor and the direct parent of Canadian Forest). Through a series of amalgamations, including the amalgamation of Canadian Forest and Atcor Resources Ltd., the Guarantor is the successor to Atcor Resources Ltd. as the direct owner of all of such shares.

3. To induce Saskco to enter into the Credit Agreement and to extend credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined), and to continue the security interest currently held by Saskco in the shares of Canadian Forest and the other Collateral (as herein defined) as security for the Secured Obligations (as herein defined). Accordingly, the parties hereto agree as follows:


                                   SECTION 1
                                  DEFINITIONS

          Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

          "ALBERTA PPSA" shall mean the PERSONAL PROPERTY SECURITY ACT (Alberta) as in effect from time to time in the Province of Alberta.

          "COLLATERAL" shall have the meaning ascribed thereto in Section 4 hereof.

                       GUARANTEE AND PLEDGE AGREEMENT

          "COLLATERAL ACCOUNT" shall have the meaning ascribed thereto in
     Section 5.01 hereof.

          "GUARANTEED OBLIGATIONS" shall have the meaning ascribed thereto in
     Section 2.01 hereof.

          "LETTER OF CREDIT LIABILITIES" shall have the meaning ascribed thereto in the Credit Agreement.

          "OBLIGORS" shall mean, collectively, the Borrowers.

          "PLEDGED STOCK" shall have the meaning ascribed thereto in
     Section 4(a) hereof.

          "SECURED OBLIGATIONS" shall mean, collectively, (a) all obligations of the Guarantor in respect of its Guarantee under Section 2 hereof and
     (b) all other obligations of the Guarantor to Saskco hereunder.


                                   SECTION 2
                                 THE GUARANTEE

2.01 THE GUARANTEE. The Guarantor hereby guarantees to Saskco and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by Saskco to, and the Note(s) held by Saskco of, the Borrowers and all other amounts from time to time owing to Saskco by the Borrowers under the Credit Agreement, the Notes and the other Loan Documents (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantor hereby further agrees that if the Obligors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever and without regard to any defence, counterclaim or right of set-off available to the Guarantor, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.02      OBLIGATIONS UNCONDITIONAL.  The obligations of the Guarantor under
Section 2.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defence of a surety or guarantor. The Guarantor's obligations hereunder shall not be diminished in any way except by the payments in full of the Guaranteed Obligations. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter, reduce or impair the liability of the Guarantor hereunder which liability shall remain absolute and unconditional as described above:

                       GUARANTEE AND PLEDGE AGREEMENT

     (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

     (ii) any of the acts mentioned in any of the provisions of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

     (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

     (iv) any lien or security interest granted to, or in favour of, Saskco as security for any of the Guaranteed Obligations shall fail to be perfected;

     (v) the bankruptcy, insolvency, liquidation, dissolution or winding up of any Obligor, the Guarantor or any other guarantor of the Guaranteed Obligations;

     (vi) any change in the name, capital structure, constitution or capacity of any Obligor or any of those parties being merged, consolidated, reorganized or amalgamated with another corporation (in this latter case the guarantee provided in this Section 2 shall apply to the liabilities of the resulting corporation, and the term "Borrower" shall include such resulting corporation);

     (vii) any loss of, or in respect of, or under, any other guarantee or other security which Saskco may now or hereafter hold in respect of the Guaranteed Obligations, whether occasioned by the fault of Saskco, the Agent, the lenders under the Funding Credit Agreement or otherwise;

     (viii) any dealings with any security that Saskco holds or may hold for payment of the Guaranteed Obligations and the performance of the obligations of the Borrowers under the Credit Agreement or the Guarantor under this Agreement including the taking and giving up of securities, the accepting of compositions and the granting of releases and discharges;

     (ix) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guaranteed Obligations or the rights of Saskco with respect thereto;

     (x) any contest by any Obligor or any other Person of the validity or enforceability of any terms of this Agreement or any security provided for the Guaranteed Obligations or the priority of any such security or of the amount of the Guaranteed Obligations or any part of the Guaranteed Obligations;

     (xi) the assignment of all or any parts of the benefits of this Agreement; or

     (xii) any defence, counterclaim or right of set-off available to the Guarantor.

                       GUARANTEE AND PLEDGE AGREEMENT

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Saskco exhaust any right, power or remedy or proceed against any Obligor under the Credit Agreement, Notes or any other Loan Documents, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

2.03 REINSTATEMENT. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any of the Obligors in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify Saskco on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by Saskco in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer of similar payment under any bankruptcy, insolvency or similar law.

2.04 SUBROGATION. The Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitment and all Letter of Credit Liabilities of the Obligors under the Credit Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01 hereof, whether by subrogation or otherwise, against any Obligor or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

2.05 REMEDIES. The Guarantor agrees that, as between the Guarantor and Saskco, the obligations of the Borrowers under the Credit Agreement and Notes may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of
Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the applicable Obligor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the applicable Obligor) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

2.06 CONTINUING GUARANTEE. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

2.07 POSTPONEMENT AND SUBORDINATION OF CLAIMS. All debts owed by the Obligors to the Guarantor and all claims that the Guarantor has against any one or more of the Obligors, both present and future, shall be postponed to the Guaranteed Obligations and Saskco shall have the right to rank in priority to the Guarantor for its full claim in respect of the Guaranteed Obligations until its claims in respect of the Guaranteed Obligations have been paid in full and the Guarantor shall continue to be liable for any balance which may be owing to Saskco by the Obligors.

                       GUARANTEE AND PLEDGE AGREEMENT

2.08 PRINCIPAL DEBTOR. Notwithstanding any other obligations of the Guarantor under this Agreement, any amounts which may not be recoverable from the Guarantor as guarantor under this Agreement shall be recoverable from the Guarantor as principal debtor of respect thereof and shall be paid to Saskco by the Guarantor after demand therefor.

2.09      GUARANTOR'S AGREEMENTS.  The Guarantor agrees that:

     (a) Saskco shall not be concerned to see or inquire into the powers of the Obligors or their respective directors, officers or agents acting or purporting to act on their behalf, and moneys, advances or credits in fact borrowed or obtained from Saskco pursuant to the Credit Agreement in the professed exercise of such powers shall be deemed to form part of the Guaranteed Obligations, even though such borrowing or obtaining thereof may have been irregularly, defectively or informally effected or in excess of the powers of any of the Obligors or their respective directors, officers or agents or notwithstanding that the Obligors may not be a legal or suable entity; and

     (b) the Guarantor shall not have any recourse against Saskco for any invalidity, non-perfection or unenforceability of any security held by Saskco in respect of the Guaranteed Obligations or any irregularity or defect in the manner or procedure by which Saskco realizes on such security, whether occasioned by the fault of Saskco or otherwise.

2.10 DISCUSSION AND DIVISION. Should Saskco elect to realize on any security that Saskco may hold, either before, concurrently with or after demand for payment to the Guarantor, the Guarantor shall have no right of discussion or division.

2.11 ACCOUNTS. Any account settled or stated by or between Saskco and the Obligors or if any such account has not been settled or stated immediately before demand for payment of the Guaranteed Obligations, any account thereafter stated by Saskco, shall in the absence of manifest error, constitute prima facie evidence that the balance or amount thereof thereby appearing due by the Obligors to Saskco is so due.

2.12 OTHER SECURITY. The guarantee provided in this Section 2 shall be in addition to and not in substitution for any other guarantees or other security which Saskco may now or hereafter hold in respect of the Guaranteed Obligations, and Saskco shall be under no obligation to marshall in favour of the Guarantor any other guarantees or other security or any monies or other assets which Saskco may be entitled to receive or may have a claim upon.

2.13 CURRENCY OF PAYMENTS. The Guarantor acknowledges that the Guaranteed Obligations may be payable either in U.S. Dollars or Canadian Dollars or partly in one currency and partly in the other, and, without limiting the effect of Section 8.10 hereof, agrees to make payment in the currency or currencies in which such Guaranteed Obligations are owing.

2.14 TAXES. If any payment made by the Guarantor to Saskco hereunder becomes subject to any withholding or deduction with respect to Covered Taxes (as defined in the Funding Credit Agreement), the Guarantor shall also duly and punctually pay to Saskco such additional amount as may be necessary to ensure that Saskco receives an amount, after taking into account all applicable

                       GUARANTEE AND PLEDGE AGREEMENT

Covered Taxes, equal to the amount which would have been received by Saskco had such payment not been made subject to any withholding or deduction. In any such circumstance, the Guarantor shall also promptly remit to Saskco the relevant official receipts or other evidence satisfactory to Saskco evidencing payment to the appropriate taxing authority of each such Covered Tax by the Guarantor on behalf of Saskco.

2.15 CHANGE OF RESIDENCY OF GUARANTOR. If any payment made to Saskco becomes subject to any Tax from any taxation authority having jurisdiction over such payment as a consequence of the change of residency of the Guarantor to a jurisdiction other than Canada, Saskco shall be entitled to all the rights and benefits arising under Section 2.14 hereof.

                                   SECTION 3
                        REPRESENTATIONS AND WARRANTIES

          The Guarantor represents and warrants to Saskco that:

3.01      CORPORATE EXISTENCE.  Each of the Guarantor and its Subsidiaries:
(a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and, subject to the provisions in the Sale Agreement relating to "Constrained Gas Marketing Agreements", has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would (either individually or in the aggregate) have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Guarantor and its consolidated Subsidiaries.

3.02 LITIGATION. Except as disclosed to Saskco in writing prior to the date hereof, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Guarantor) threatened against the Guarantor or any of its Subsidiaries that, if adversely determined, could (either individually or in the aggregate) have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Guarantor and its consolidated Subsidiaries.

3.03 NO BREACH. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the organizational documents of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                       GUARANTEE AND PLEDGE AGREEMENT

3.04 CORPORATE ACTION. The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Guarantor of this Agreement have been duly authorized by all necessary corporate action on its part (including without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.05 APPROVALS. No authorizations, approvals or consents of (including any exchange control approval), and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by the Guarantor of this Agreement or for the validity or enforceability hereof except for filings and recordings in respect of Liens created herein.

3.06 TAXES. The Guarantor and its Subsidiaries have filed all Canadian federal income tax returns required to be filed pursuant to the INCOME TAX ACT (Canada) and all other material tax returns that are required to be filed by the Guarantor and its Subsidiaries and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any of its Subsidiaries. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantor, adequate. Except as disclosed in writing to the Lenders and the Agent prior to the Closing Date, the Guarantor has not given or been requested to give a waiver of the statute of limitations relating to the payment of any taxes or other impositions.

3.07 LEGAL FORM. This Agreement is in proper legal form under the laws of the Province of Alberta and the laws of Canada applicable therein for the enforcement thereof against the Guarantor under such laws. All formalities required in the Province of Alberta and the laws of Canada applicable therein for the validity and enforceability of this Agreement (including, without limitation, any necessary registration, recording or filing with any court or other authority in Alberta or Canada) have been accomplished, and no Taxes are required to be paid and no notarization is required for the validity and enforceability thereof.

3.08 RANKING. This Agreement and the obligations evidenced hereby are and will at all times be direct and unconditional general obligations of the Guarantor, and rank and will at all times rank in right of payment and otherwise at least PARI PASSU with all unsecured Indebtedness of the Guarantor, whether now existing or hereafter outstanding. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), other than (i) inchoate Liens arising by operation of law or statute, or (ii) as permitted by the Credit Agreement and the Funding Credit Agreement, nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the Property or revenues of any Subsidiaries of the Guarantor.

                       GUARANTEE AND PLEDGE AGREEMENT

3.09 COMMERCIAL ACTIVITY. The Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement. The execution, delivery and performance by the Guarantor of this Agreement constitute private and commercial acts rather than public or governmental acts. The Guarantor is not, nor is any of its Properties or revenues, entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Guarantor under this Agreement.

3.10      PLEDGED STOCK.

     (a) The Guarantor is the sole beneficial owner of the Collateral and no Lien, other than inchoate Liens arising by operation of law or statute, exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favour of any other Person), except for the pledge and security interest in favour of Saskco created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

     (b) The Pledged Stock represented by certificate No. 1 is, and all other Pledged Stock in which the Guarantor shall hereafter grant a security interest pursuant to Section 4 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of Canadian Forest, upon the transfer of such Pledged Stock (except for any such restriction contained herein).

     (c) The authorized capital stock of Canadian Forest is one class of shares, designated as "Common Shares", in an unlimited number.

     (d) The Pledged Stock represented by certificated No. 1 constitutes all of the issued and outstanding shares of capital stock of any class of Canadian Forest beneficially owned by the Guarantor on the date hereof (whether or not registered in the name of the Guarantor) and such certificates represent 100 common shares of Canadian Forest, and the Guarantor is the registered owner of all such shares.

     (e) No person, firm or corporation has any agreement or option or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase or for the subscription and issue of any unissued shares in the capital of Canadian Forest.

     (f) The Guarantor is not a party to any agreement relating to any of the Pledged Stock.

3.11 INVESTMENT COMPANY ACT. The Guarantor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the INVESTMENT COMPANY ACT of 1940, as amended.

3.12 PUBLIC UTILITY HOLDING COMPANY ACT. The Guarantor is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the PUBLIC UTILITY HOLDING COMPANY ACT of 1935, as amended.

                       GUARANTEE AND PLEDGE AGREEMENT

The representations and warranties herein set forth or contained in any certificates or documents delivered to Saskco or the Agent pursuant hereto shall not merge in or be prejudiced by and shall survive any act done pursuant hereto or to the Credit Agreement and shall continue in full force and effect so long as any amount is owing, contingent or otherwise, by the Guarantor to Saskco.

                                    SECTION 4
                                    THE PLEDGE

          As continuing collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Guarantor hereby pledges and grants to Saskco as hereinafter provided, and hereby continues the original pledge and grant by Atcor Resources Ltd. of, a security interest in all of the Guarantor's right, title and interest in the following property, whether now owned by the Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "COLLATERAL"):

     (a) the shares of common stock of Canadian Forest, without par value, represented by certificate No. 1 and all other shares of capital stock of whatever class of Canadian Forest, now or hereafter owned by the Guarantor, in each case together with the certificates evidencing the same
(collectively, the "PLEDGED STOCK");

     (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

     (c) without affecting the obligations of the Guarantor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which Canadian Forest is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Guarantor itself) formed by or resulting from such consolidation or merger;

     (d)  the balance from time to time in the Collateral Account; and

     (e) all proceeds of and to any of the property of the Guarantor described in the preceding clauses of this Section 4 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Guarantor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

                       GUARANTEE AND PLEDGE AGREEMENT

                                    SECTION 5
                           CASH PROCEEDS OF COLLATERAL

5.01 COLLATERAL ACCOUNT. The Guarantor and Saskco hereby acknowledge and confirm the existence of a cash collateral account at Chase Canada (the "COLLATERAL ACCOUNT") in the name and under the control of Saskco established pursuant to the Guarantee and Pledge Agreement referenced in the second paragraph of the recitals hereto, into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to Saskco pursuant hereto and into which the Guarantor may from time to time deposit any additional amounts that it wishes to pledge to Saskco as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, Saskco shall direct Chase Canada to remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Guarantor as the Guarantor shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, Saskco may in its discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 7.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.
In addition to the foregoing, the Guarantor agrees that if the proceeds of any Collateral hereunder shall be received by it, the Guarantor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Guarantor for and as the property of Saskco and shall not be commingled with any other funds or property of the Guarantor.

5.02 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Guarantor (or, after the occurrence and during the continuance of a Default, Saskco) shall determine, which Permitted Investments shall be held in the name and be under the control of Saskco, PROVIDED that at any time after the occurrence and during the continuance of an Event of Default, Saskco may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 7.09 hereof.

5.03 COVER FOR LETTER OF CREDIT LIABILITIES. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities by the Guarantor shall be held by Saskco in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security FIRST for the Letter of Credit Liabilities outstanding from time to time and SECOND as collateral security for the other Secured Obligations hereunder.

                                   SECTION 6
                                   COVENANTS

          The Guarantor agrees that, until the payment and satisfaction in full of the Secured Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities under the Credit Agreement:

                       GUARANTEE AND PLEDGE AGREEMENT

6.01 FINANCIAL STATEMENTS. The Guarantor shall deliver to Saskco (in the case of clauses (a) and (b) below only to the extent financial statements are not delivered by Canadian Forest pursuant to Section 8.01 of the Credit Agreement):

     (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Guarantor, consolidated and consolidating statements of income, retained earnings and cash flows of the Guarantor and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Guarantor, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Guarantor and its consolidated Subsidiaries, and said consolidating financial statements fairly present in all material respects the respective individual unconsolidated financial condition and results of operations of the Guarantor and of each of its consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

     (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Guarantor, consolidated and consolidating statements of income, retained earnings and cash flows of the Guarantor and its consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Guarantor, by an opinion thereon of independent chartered accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Guarantor, which certificate shall state that said consolidating financial statements fairly present in all material respects the respective individual unconsolidated financial condition and results of operations of the Guarantor and of each of its consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

     (c) promptly upon their becoming available, copies of all prospectuses, registration statements and regular periodic reports, if any, that the Guarantor shall have filed with any securities commission in Canada having jurisdiction or any Canadian or United States national securities exchange;

                       GUARANTEE AND PLEDGE AGREEMENT

     (d) promptly upon the mailing thereof to the public shareholders of the Guarantor generally, if any, or to holders of Indebtedness of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

     (e) promptly after the Guarantor knows or has reason to believe that any Default under the Credit Agreement has occurred, a notice of such Default (unless a notice of such Default has been delivered pursuant to Section 8.01(f) of the Credit Agreement) describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Guarantor has taken or proposes to take with respect thereto; and

     (f) from time to time such other information regarding the financial condition, operations, business or prospects of the Guarantor or any of its Subsidiaries as Saskco, the Agent or any lender under the Funding Credit Agreement may reasonably request (to the extent such information is not provided by Canadian Forest pursuant to Section 8.01(h) of the Credit Agreement).

The Guarantor will furnish to Saskco and the Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Guarantor to the effect that no Default under the Credit Agreement has occurred and is continuing (or, if any Default under the Credit Agreement has occurred and is continuing, describing the same in reasonable detail and describing the action that the Guarantor has taken or proposes to take with respect thereto).

6.02 LITIGATION. The Guarantor will promptly give to Saskco and the Agent notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Guarantor or any of its Subsidiaries (unless a notice of such proceeding has been given to Saskco and the Agent pursuant to Section 8.02 of the Credit Agreement) except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Guarantor and its consolidated Subsidiaries.

6.03 CORPORATE EXISTENCE, ETC. The Guarantor will, and will cause each of its Subsidiaries (except as otherwise permitted by the Credit Agreement) to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) materially and adversely affect the consolidated financial condition, operations, business or prospects taken as a whole of the Guarantor and its consolidated Subsidiaries; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the


                         GUARANTEE AND PLEDGE AGREEEMENT
kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

6.04 LINES OF BUSINESS. The Guarantor will not engage in any business other than the ownership of the common stock of Canadian Forest and activities reasonably related thereto.


                                      SECTION 7
                             FURTHER ASSURANCES; REMEDIES

          In furtherance of the pledge and security interest granted and continued pursuant to Section 4 hereof, the Guarantor hereby agrees with Saskco as follows:

7.01      DELIVERY AND OTHER PERFECTION.  The Guarantor shall:

     (a) if any of the shares, securities, moneys or property required to be pledged by the Guarantor under clauses (a), (b) and (c) of Section 4 hereof are received by the Guarantor, forthwith either (x) transfer and deliver to Saskco such shares or securities so received by the Guarantor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers of attorney duly executed in blank), all of which thereafter shall be held by Saskco, pursuant to the terms of this Agreement, as part of the Collateral or (y) take, without limiting the rights of the Guarantor under Section 7.04(3) hereof, such other action as Saskco shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

     (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgement of Saskco) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Saskco to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, if so requested by Saskco or the Agent, causing any or all of the Collateral to be transferred of record into the name of Saskco or its nominee, (and Saskco agrees that if any Collateral is transferred into its name or the name of its nominee, Saskco will thereafter promptly give to the Guarantor copies of any notices and communications received by it with respect to the Collateral);

     (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as Saskco may reasonably require in order to reflect the security interests granted by this Agreement; and

     (d) permit representatives of Saskco, the Agent and any lender under the Funding Credit Agreement upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of Saskco, the Agent and any lender under the Funding Credit Agreement to be present at the Guarantor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Guarantor with respect to the Collateral, all in such manner as Saskco may require.


                         GUARANTEE AND PLEDGE AGREEEMENT

          Without limiting the generality of the foregoing, the Guarantor agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for the Guarantor to (a) comply with its obligations, and preserve its rights under, this Agreement and (b) maintain the existence, priority and perfection of the Liens purported to be created and continued hereunder.

7.02 OTHER FINANCING STATEMENTS AND LIENS. Without the prior written consent of Saskco (granted with the prior written consent of the Agent as specified in Section 10.04 of the Credit Agreement), the Guarantor shall not file or suffer to be on file (other than any filing by a Person in Alberta, filed without the consent of the Guarantor), or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Saskco (or the Agent as assignee of Saskco) is not named as the sole secured party. The Guarantor shall use reasonable efforts to discharge any financing statements filed without the Guarantor's consent in Alberta.

7.03 PRESERVATION OF RIGHTS. Saskco shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

7.04      COLLATERAL.

     (a) The Guarantor will cause the Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of Canadian Forest then outstanding.

     (b) So long as no Event of Default shall have occurred and be continuing, the Guarantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes, or any other instrument or agreement referred to herein or therein, PROVIDED that the Guarantor agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and Saskco shall execute and deliver to the Guarantor or cause to be executed and delivered to the Guarantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Guarantor may reasonably request for the purpose of enabling the Guarantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 7.04(c).

     (c) Unless and until an Event of Default has occurred and is continuing, the Guarantor shall be entitled to receive and retain any dividends on the Collateral (i) paid in cash out of earned surplus or (ii) paid in shares of common stock of Canadian Forest, provided such shares of common stock are pledged to Saskco in accordance with Section 4(b) hereof.

     (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not Saskco exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes, or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to Saskco and retained by it in the Collateral Account as part of the Collateral, subject


                         GUARANTEE AND PLEDGE AGREEEMENT
to the terms of this Agreement, and, if Saskco shall so request in writing, the Guarantor agrees to execute and deliver to Saskco appropriate additional dividend, distribution and other orders and documents to that end, PROVIDED that if such Event of Default is cured, any such dividend or distribution theretofore paid to Saskco shall, upon request of the Guarantor (except to the extent theretofore applied to the Secured Obligations), be returned by Saskco to the Guarantor.

7.05 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

     (a) Saskco shall have all of the rights and remedies with respect to the Collateral of a secured party under the Alberta PPSA (whether or not said Alberta PPSA is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Saskco were the sole and absolute owner thereof (and the Guarantor agrees to take all such action as may be appropriate to give effect to such right);

     (b) Saskco in its discretion may, in its name or in the name of the Guarantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

     (c) Saskco may, upon 10 Business Days' prior written notice to the Guarantor of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of Saskco or any of its agents or assignees, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and Saskco, its assignees hereunder or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Guarantor, any such demand, notice and right or equity being hereby expressly waived and released. Saskco may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this
Section 7.05 shall be applied in accordance with Section 7.09 hereof.

          The Guarantor recognizes that, by reason of certain prohibitions contained in Canadian federal and provincial securities laws, the UNITED STATES SECURITIES ACT of 1933, as amended, and applicable state securities laws, Saskco may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution


                         GUARANTEE AND PLEDGE AGREEEMENT
or resale thereof. The Guarantor acknowledges that any such private sales may be at prices and on terms less favourable to Saskco than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit Canadian Forest or the issuer thereof to register it for public sale.

7.06 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 7.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Guarantor shall remain liable for any deficiency.

7.07 REMOVALS, ETC. Without at least 30 days' prior written notice to Saskco and the Agent, the Guarantor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

7.08 PRIVATE SALE. Saskco and its assignees hereunder shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 7.05 hereof conducted in a commercially reasonable manner. The Guarantor hereby waives any claims against Saskco and its assignees hereunder arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Saskco accepts the first offer received and does not offer the Collateral to more than one offeree.

7.09 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided and except as provided below in this Section 7.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by Saskco under Section 5 hereof or this Section 7, shall be applied by Saskco:

     FIRST, the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of Saskco and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by Saskco in connection therewith;

     NEXT, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as Saskco may otherwise agree; and

     FINALLY, to the payment to the Guarantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.


                         GUARANTEE AND PLEDGE AGREEEMENT

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 5.03 hereof shall be applied FIRST to the Letter of Credit Liabilities outstanding from time to time and SECOND to the other Secured Obligations in the manner provided above in this Section 7.09.

As used in this Section 7, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Guarantor or any issuer of or obligor on any of the Collateral.

7.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to Saskco while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default Saskco is hereby appointed the attorney-in-fact with full powers of substitution of the Guarantor for the purpose of carrying out the provisions of this Section 7 and taking any action and executing any instruments that Saskco may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, (a) so long as Saskco shall be entitled under this Section 7 to make collections in respect of the Collateral, Saskco shall have the right and power to receive, endorse and collect all checks made payable to the order of the Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and (b) the Agent, as assignee of Saskco, as described in Section 8.05(b) hereof, or such Person as the Agent shall designate, shall act as such attorney-in-fact.

          The attorney-in-fact for the Guarantor shall have full power to endorse or transfer, or both, the Pledged Stock or any of them to the Agent, its nominees or transferees, and the Agent and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Pledged Stock to the same extent as the Guarantor might do, and any consequent outlay and expense shall be payable by the Guarantor on demand with interest at the per annum rate of interest from time to time in effect under the Credit Agreement. The power of attorney herein granted is in addition to and not in substitution of, any stock power of attorney delivered by the Guarantor with delivery of the Pledged Stock, and such powers and attorney may be relied upon by Saskco and the Agent severally or in combination.

7.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, the Guarantor shall deliver to Saskco all certificates identified in Section 4(a) hereof, accompanied by undated stock powers of attorney duly executed in blank.

7.12 TERMINATION. When all Secured Obligations shall have been paid in full and the Commitment under the Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and Saskco shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Guarantor.


                         GUARANTEE AND PLEDGE AGREEEMENT

7.13 FURTHER ASSURANCES. The Guarantor agrees that, from time to time upon the written request of Saskco or the Agent, the Guarantor will execute and deliver such further documents and do such other acts and things as Saskco or the Agent may reasonably request in order fully to effect the purposes of this Agreement.


                                      SECTION 8
                                    MISCELLANEOUS

8.01 NO WAIVER. No failure on the part of Saskco to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Saskco of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

8.02 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

8.03 EXPENSES. The Guarantor agrees to reimburse Saskco an amount equal to the amount Saskco owes under the Funding Credit Agreement for all reasonable costs and expenses of Saskco, the Agent and the lenders under the Funding Credit Agreement (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by Saskco or the Agent of any obligations of the Guarantor in respect of the Collateral that the Guarantor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of Saskco or the Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 8.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4 hereof.

8.04 AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Guarantor and Saskco (with the prior written consent of the Agent as specified in Section 10.04 of the Credit Agreement). Any such amendment or waiver shall be binding upon Saskco, each holder of any of the Secured Obligations and the Guarantor.


                         GUARANTEE AND PLEDGE AGREEEMENT

8.05      SUCCESSORS AND ASSIGNS.

     (a) This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor, Saskco and each holder of any of the Secured Obligations (PROVIDED, however, that the Guarantor shall not assign or transfer its rights hereunder without the prior written consent of Saskco with the prior written consent of the Agent).

     (b) The Guarantor understands that Saskco will assign and grant to the Agent (as defined in the Funding Credit Agreement), as agent for the lenders from time to time party to the Funding Credit Agreement, a security interest in all of its right, title and interest under this Agreement and the Collateral. The Guarantor consents to such assignment and grant and further agrees that
(i) all representations, warranties, covenants and agreements of the Guarantor made herein shall also be for the benefit and inure to the Agent and such lenders and all holders from time to time of the notes issued to, Bankers' Acceptances accepted by and Letters of Credit issued by such lenders and
(ii) the Pledged Stock and power of attorney referred to in Section 7.11 hereof shall be delivered to and held by the Agent in accordance with that assignment and security interest and the Agent (or any Person designated by the Agent) may be endorsed as the transferee in the transfer in blank for the Pledged Stock.

8.06 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

8.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

8.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the Province of Alberta and the laws of Canada applicable therein.

8.09      JURISDICTION, SERVICE OF PROCESS AND VENUE.

     (a) Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof may be brought the courts of the Province of Alberta; and each party hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgement. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

     (b) Nothing herein shall in any way be deemed to limit the ability of Saskco, the Agent or any lender under the Funding Credit Agreement to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.


                         GUARANTEE AND PLEDGE AGREEEMENT

     (c) The Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document brought in the Province of Alberta, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8.10 JUDGMENT CURRENCY. This is an international loan transaction in which the specification of Canadian Dollars or U.S. Dollars is of the essence, and the stipulated Currency shall be the Currency of account and payment in all instances. A payment obligation in one Currency hereunder (the "ORIGINAL CURRENCY") shall not be discharged by an amount paid in another Currency (the "OTHER CURRENCY"), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by Saskco of the full amount of the Original Currency payable to the Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Original Currency into the Other Currency, the rate of exchange that shall be applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase Original Currency at the Principal Office with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Guarantor in respect of any such sum due from it to Saskco, the Agent or any lender under the Funding Credit Agreement hereunder or under any other Loan Document (in this Section 8.10 called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer the Original Currency in Toronto with the amount of the judgment Currency so adjudged to be due; and the Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Other Currency so purchased and transferred.

8.11 AGENTS AND ATTORNEYS-IN-FACT. Saskco may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

8.12 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favour of Saskco in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

8.13      ATTACHMENT.  The Guarantor acknowledges that:

     (a)  value has been given;


                         GUARANTEE AND PLEDGE AGREEEMENT

     (b)  the Guarantor has rights in the Pledged Stock; and

     (c) the time of attachment of the security interest created and continued by this Agreement has not been postponed.

8.14 RECEIPT. The Guarantor acknowledges receipt of the duplicate original hereof and waives its rights to receive a copy of any financing, financing change or other registration statement resulting from any registration of this Agreement or any verification statement issued with respect thereto where such waiver is not otherwise prohibited by law.

          IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                                       3189503 CANADA LTD.


                                       By: /s/ Kenneth B. Potter
                                           ----------------------------------
                                           Kenneth B. Potter
                                           Secretary

                                       Address for Notices:

                                       3189503 Canada Ltd.
                                       c/o Canadian Forest Oil Ltd.
                                       600-800 Sixth Avenue, S.W.
                                       Calgary, Alberta T2P 3G3
                                       Canada

                                       Attention: Vice President-Finance

                                       with a copy to:

                                       Forest Oil Corporation
                                       1600 Broadway
                                       Suite 2200
                                       Denver, CO 80202
                                       USA

                                       Attention: Vice President and Treasurer


                         GUARANTEE AND PLEDGE AGREEEMENT

                                       611852 SASKATCHEWAN LTD.


                                       By: /s/ Kenneth B. Potter
                                          -----------------------------------
                                          Kenneth B. Potter
                                          Secretary

                                       Address for Notices:

                                       611852 Saskatchewan Ltd.
                                       c/o Canadian Forest Oil Ltd.
                                       600-800 Sixth Avenue, S.W.
                                       Calgary, Alberta T2P 3G3
                                       Canada

                                       Attention: Vice President-Finance

                                       with a copy to:

                                       The Chase Manhattan Bank of Canada
                                       150 King Street West
                                       Suite 160
                                       Toronto, Ontario M5H 1J9
                                       Canada

                                       Attention: Vice President,
                                                  Corporate Finance

                                       and:

                                       Forest Oil Corporation
                                       1600 Broadway
                                       Suite 2200
                                       Denver, CO 80202
                                       USA

                                       Attention: Vice President and Treasurer


                         GUARANTEE AND PLEDGE AGREEEMENT